Exhibit 99.1

Augmedix Reports First Quarter 2022 Financial Results

SAN FRANCISCO, Calif. – May 9, 2022 – Augmedix, Inc. (Nasdaq: AUGX), a leading provider of automated medical documentation and data services, today reported financial results for the three months ended March 31, 2022.

Manny Krakaris, Chief Executive Officer of Augmedix, commented, “We are pleased with our start to 2022 as we continue to make meaningful progress on several growth-focused initiatives, as well as extending our relationships with existing customers. Our main focus has been and will continue to be a path towards a completely automated note, and we have made great strides in this respect. We look forward to building upon the groundwork we have laid out to drive additional growth and gross margin expansion. We are excited for what is in store for the remainder of the year and optimistic that Augmedix will continue to grow at rapid levels.”

First Quarter 2022 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the three months ended March 31, 2021.

●	Total revenue was $7.0 million, an increase of 46% compared to $4.8 million.

●	Dollar-based Net Revenue Retention was 133% for our Health Enterprise customers compared to 135% in the fourth quarter of 2021.

●	Average Clinicians in Service grew 53% YoY in the first quarter of 2022, compared to 49% YoY in the fourth quarter of 2021.

●	GAAP Gross Margin increased 20 basis points to 44.6% compared to 44.4%.

●	GAAP Operating Expenses were $8.6 million, up 31% compared to $6.5 million. Non-GAAP operating expenses, which excludes stock-based compensation and one-time items in both periods, grew 34% to $8.2 million compared to $6.1 million.

●	GAAP Net Loss was $5.9 million compared to $4.9 million.

●	EBITDA losses were $5.1 million compared to $4.3 million. Adjusted EBITDA losses were $4.7 million compared to $3.7 million, which excludes stock-based compensation in both periods and one-time transaction costs, and the compensation accrual catch-up.

●	Cash and restricted cash as of March 31, 2022, was $37.0 million compared to $19.3 million as of March 31, 2021.

●	Completed $15.0 million debt refinancing with SVB Securities, saving $1.3 million in cash interest expense in the first 12 months and extending the interest-only period from September 2022 to at least June 2023. The new term loan and security agreement additionally provides a $5.0 million revolving credit facility and another $5.0 million term loan tranche, subject to the achievement of certain milestones. The debt refinancing has further extended the operating runway of Augmedix.

Non-GAAP operating expenses, EBITDA and Adjusted EBITDA are a Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” below and the Reconciliation of the GAAP to Non-GAAP Financial Measures table below in this press release.

Conference Call

Augmedix will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Monday, May 9, 2022, to discuss its first quarter 2022 financial results. The conference call can be accessed by dialing + 1-877-300-8521 for U.S. participants or +1 (412) 317-6026 for international participants and referencing conference ID # 10166440. Interested parties may access a live and archived webcast of the event on the “Investor Relations” section of the Company’s website at: ir.augmedix.com.

Definition of Key Metrics

Dollar-Based Net Revenue Retention: We define a “Health Enterprise” as a company or network of doctors that has at least 50 clinicians currently employed or affiliated that could utilize our services. Dollar-based net revenue retention is determined as the revenue from Health Enterprises as of twelve months prior to such period end as compared to revenue from these same Health Enterprises as of the current period end, or current period revenue. Current period revenue includes any expansion or new products and is net of contraction or churn over the trailing twelve months but excludes revenue from new Health Enterprises in the current period. We believe growth in dollar-based net revenue retention is a key indicator of the performance of our business as it demonstrates our ability to increase revenue across our existing customer base through expansion of users and products, as well as our ability to retain existing customers.

Clinicians in Service: We define a clinician in service as an individual doctor, nurse practitioner or other healthcare professional using our services. We average the month-end number of clinicians in service for all months in the measurement period and the number of clinicians in service at the end of the month immediately preceding the measurement period. We believe growth in the number of clinicians in service is an indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business.

About Augmedix

Augmedix, Inc. (Nasdaq: AUGX) provides automated medical documentation and data services to large healthcare systems and physician practices, supporting medical offices, clinics, hospitals, emergency departments, and telemedicine nationwide. The Company’s Ambient Automation Platform converts the natural conversation between physicians and patients into timely and comprehensive medical notes and performs a suite of related data services. These services relieve physicians of administrative burdens to enable more time for patient care. Augmedix’s proprietary platform uses automatic speech recognition, natural language processing and clinical datasets to capture the ambient visit conversation and generate a structured medical note. The structured medical note data is then used to deliver additional data services. Quality is assured by trained medical documentation specialists. To learn more about Augmedix, visit augmedix.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP Operating Expenses, EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like one-time transaction costs related to the reverse merger and OTC listing. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures table in this press release. This accompanying table includes details on the GAAP financial measures that are most directly comparable to Non-GAAP financial measures and the related reconciliations between these financial measures.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” “excited,” “optimistic,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding our focus continuing to be a path towards a completely automated note and the great strides we have made in this respect; statements regarding our looking forward to expanding upon the groundwork we have laid out to drive additional growth and gross margin expansion; statements regarding our excitement for what is in store for the remainder of the year and our optimism that Augmedix will continue to grow at rapid levels; and statements regarding Augmedix having significant operating runway to execute on its strategy. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our most recent Form 10-K filed with the Securities and Exchange Commission on March 30, 2022 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; and the impact of current and future laws and regulations. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

Caroline Paul

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

AUGMEDIX, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands except Average Clinicians in Service)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$6,985	$4,790
Cost of revenues	3,872	2,665
Gross profit	3,113	2,125
Operating expenses
General and administrative	4,047	3,529
Sales and marketing	2,231	1,574
Research and development	2,280	1,426
Total operating expenses	8,558	6,529
Loss from operations	(5,445)	(4,404)

Other income (expense), net	(491)	(500)
Net loss	$(5,936)	$(4,904)

Average Clinicians in Service	961	629

AUGMEDIX, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2022	2021
Stock Based Compensation Expense
Cost of revenues	$21	$55
General and administrative	310	217
Sales and marketing	28	41
Research and development	65	71
Total stock-based compensation expense	$424	$384

Net loss	$(5,936)	$(4,904)
Interest expense	601	446
Tax	19	3
Depreciation and Amortization	174	202
EBITDA	$(5,142)	$(4,253)
Stock-based compensation expense	424	384
Transaction related expense	-	135
Post Employment Benefit Fund Catchup	30	-
Adjusted EBITDA	$(4,688)	$(3,734)

GAAP Cost of Revenues	$3,872	$2,665
Less: Stock-based compensation expense	21	55
Less: Post Employment Benefit Fund Catchup	30	-
Adjusted cost of revenues	3,821	2,610
Non-GAAP gross profit	$3,164	$2,180
Non-GAAP gross margin	45.3%	45.5%

GAAP Operating Expenses	$8,558	$6,529
Less: Stock-based compensation expense	403	329
Less: Post Employment Benefit Fund Catchup	-	-
Less: Transaction related expense	-	135
Non-GAAP Operating Expenses	$8,155	$6,065

AUGMEDIX, INC.

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

	March 31,	December 31,
	2022	2021
Assets
Cash & Restricted Cash	$36,984	$41,587
Accounts Receivable, net	4,209	7,178
Other Assets	5,081	2,918
Total Assets	$46,274	$51,683

Liabilities & Stockholders’ Equity
Liabilities
Accounts Payable	$1,401	$1,365
Deferred Revenues	5,261	6,238
Debt Payable	14,988	14,837
Other Liabilities	6,448	5,559
Total Liabilities	$28,098	$27,999
Stockholders’ Equity	$18,176	$23,684
Total Liabilities & Stockholders’ Equity	$46,274	$51,683

AUGMEDIX, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2022	2021
Cash Flows from Operating Activities	$(4,159)	$(5,300)
Cash Flows from Investing Activities	(453)	(157)
Cash Flows from Financing Activities	13	1,822
Effect of exchange rate changes on cash and restricted cash	(4)	(1)
Net Decrease in Cash and Restricted Cash	$(4,603)	$(3,636)
Cash and Restricted Cash at the beginning of the period	$41,587	$22,973
Cash and Restricted Cash at the end of the period	$36,984	$19,337